Exhibit 3.1

                                    E-Filed

                                            Colorado Secretary of State
                                            Date and Time:  11/05/2008  01:00 PM
                                            Entity Id:  20061361085
                                            Document number:  20081586940
Document processing fee                     Amount Paid: $25.00
 If document is filed on paper           $125.00
 If document is filed electronically     $ 25.00
Fees & forms/cover sheets
 are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

                                                Above space for office use only

                             Articles of Amendment
         filed pursuant to ss.7-90-301, et seq. and ss. 7-110-106 of the
                       Colorado Revised Statutes (C.R.S.)

ID Number:                              20061361085
                                        ----------------------------------------

1.  Entity name:                        Disaboom, Inc.
                                        ----------------------------------------
                                        If changing the name of the corporation, indicate name BEFORE he name change)

2.  New Entity name:
                                        ----------------------------------------

3.  Use of Restricted Words: (if any of these
    terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):
                              [ ] "bank" or "trust" or any derivative thereof
                              [ ] "credit union"     [ ] "savings and loan"
                              [ ] "insurance", "casualty", "mutual", or "surety"


4.  Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.  If the corporation's period of duration
    as amended is less than perpetual, state
    the date on which the period of duration
    expires:                                    -------------------------------
                                                      (mm/dd/yyyy)

    OR

    If the corporation's period of duration as amended is perpetual,
    mark this box:   [X]

7.  (Optional)  Delayed effective date:
                                        ----------------------
                                           (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity


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This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.


Name(s) and address(es) of the
individual(s) causing the document
to be delivered for filing:          Waltz           Peter           F.
                                     -------------------------------------------
                                     (Last)          (First)      (Middle)

                                     6400 S. Fiddlers Green Circle
                                     -------------------------------------------
                                     (Street name and number or P.O. information

                                     Suite 1000
                                     -------------------------------------------

                                     Greenwood Village  CO            80111
                                     -------------------------------------------
                                      (City)        (State)        (Zip code)

                                                                 United States
                                     -------------------------------------------
                                     (Province-if applicable)(Country-if not US)


(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box [ ] and include an attachment stating the name and address of such individuals)

Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.





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NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.

No such paper document was filed Consequently, no copy of a paper document is available regarding this document. Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.


Click the following links to view attachments

Attachment 1
------------
Change of Authorized Shares of Common Stock




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                                    ADDENDUM
                                       TO
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 DISABOOM, INC.


     1. The first paragraph of the section of the Additional Provisions to the Articles of Incorporation of Disaboom, Inc. entitled "Capital" is amended to read as follows:

     The aggregate number of shares of all classes of capital stock which this corporation ("Corporation") shall have authority to issue is 110,000,000 shares, of which 10,000,000 shares shall be shares of preferred stock, par value of $.0001 per share ("Preferred Stock"), and 100,000,000 shares shall be shares of common stock, par value of $.0001 per share ("Common Stock").


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